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Exhibit 10.12

FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

        THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into on November 27, 2002 (the "Effective Date"), by and among BancTec, Inc., a Delaware corporation ("BancTec") (BancTec being hereinafter sometimes referred to as the "Original Borrower"), and BTI Technologies L.P., a Texas limited partnership ("BTI Tech") (BTI Tech being hereinafter sometimes referred to as the "Additional Borrower," and Original Borrower, together with Additional Borrower, being hereinafter sometimes individually and collectively referred to as the "Borrower"), as governed by the provisions of Section 10.19, Section 10.20 and Section 10.21 of the Loan Agreement (as hereinafter defined), Heller Financial, Inc., a Delaware corporation (in its individual capacity, "Heller") and as the Agent ("Agent"), and the financial institution(s) listed on the signature pages hereof and their respective successors and Eligible Assignees (Heller and each such other financial institution being hereinafter referred to individually as a "Lender" and collectively as the "Lenders"). Notwithstanding anything contained elsewhere in this Amendment, this Amendment shall be effective for any purpose only upon and subject to the completion of the BTJ Sale, as hereinafter defined.

RECITALS

        A. Original Borrower, Agent and the Lenders entered into that certain Loan and Security Agreement, dated May 30, 2001 (as amended from time to time, the "Loan Agreement").

        B. Each Borrower has requested that the Agent and the Lenders consent to the consummation of the following activities (hereinafter, collectively the "Proposed Transaction"):

          (i)    Organization by Original Borrower of a new Subsidiary, BTC Ventures, Inc., a Delaware corporation (hereinafter, "Newco"), Newco to be a wholly-owned Subsidiary of Original Borrower, with the sole asset of Newco to be a limited partnership interest in Additional Borrower, which limited partnership interest shall constitute a 99.9% equity interest in Additional Borrower;

          (ii)   Organization by Original Borrower of Additional Borrower, with Original Borrower to be the sole general partner of Additional Borrower and Newco to be the sole limited partner of Additional Borrower;

          (iii)  The sale by BTC International Holdings, Inc. of all of its ownership interests in BancTec Japan, Inc., a Japanese entity (hereinafter, "BTJ"), pursuant to the terms and conditions of that certain Stock Purchase Agreement, dated as of November 27, 2002, executed by BTC International Holdings, Inc., BTJ, et al. (the "Purchase Agreement") for the cash price detailed in the Purchase Agreement (the "BTJ Sale");

          (iv)  The use by Original Borrower of the cash proceeds of the BTJ Sale to make a prepayment on the Senior Subordinated Notes (provided that the aggregate amount of cash paid by Original Borrower in connection with such prepayment shall in no event exceed $90,000,000);

          (v)   Transfer by Original Borrower to Additional Borrower of the assets of Original Borrower described in the agreements listed on Schedule I attached to this Amendment (as such agreements are in effect on the date hereof, the "Original Borrower Transfer Agreements") (such transfer to be made specifically subject to the existing Lien therein of Agent) and the license by Original Borrower to Additional Borrower of such rights to use Intellectual Property and other assets of Original Borrower as is described in the Original Borrower Transfer Agreements (such license to be made specifically subject to the existing Lien of Agent in such Intellectual Property and other assets) (such assets and rights being hereinafter referred to as the "Additional Borrower Contribution Property"); and

          (vi)  (a) Execution by Additional Borrower of those certain agreements listed on Schedule II attached to this Amendment (as such agreements are in effect on the date hereof, the "Additional Borrower Ancillary Agreements") whereby, to the extent and in the manner described in the Additional Borrower Ancillary Agreements, Additional Borrower sub-licenses or otherwise transfers rights in the Additional Borrower Contribution Property to BTJ (such sub-licenses and transfers of rights to be made specifically subject to existing Lien of Agent in the Additional Borrower Contribution Property and in the Additional Borrower Ancillary Agreements) and (b) the performance by Additional Borrower of its obligations under the Additional Borrower Ancillary Agreements.

        C. Pursuant to the terms and subject to the conditions set forth in this Amendment, (i) Agent and the Lenders are willing to consent to the consummation of the Proposed Transaction, (ii) each Borrower, Agent and the Lenders are willing to amend the Loan Agreement to make Additional Borrower a party to the Loan Agreement and to make Additional Borrower a joint and several co-obligor for obligations and indebtedness incurred under the Loan Agreement, and (iii) each Borrower, Agent, and the Lenders are willing to further amend the Loan Agreement as hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I.
DEFINITIONS

        SECTION 1.02 Certain Defined Terms. Capitalized terms used in this Amendment are used as defined in the Loan Agreement, as amended hereby, unless otherwise stated.

ARTICLE II.
AMENDMENT

        SECTION 2.01 Amendment to the definition of "Borrowing Base" contained in Section 2.1(B) of the Loan Agreement. Effective as of the Effective Date, the definition of "Borrowing Base" contained in Section 2.1(B) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

    "Borrowing Base' means, as of any date of determination, an amount equal to the sum of (a) 85.00% of Eligible Accounts less Dilution Reserves, plus (b) 50.00% of Eligible Accrued Unbilled Accounts less Dilution Reserves; plus (c) the lesser of (i) $30,000,000, or (ii) 85.00% of the net orderly liquidation value of Eligible Inventory (net orderly liquidation value to be determined in a manner and pursuant to documentation satisfactory to Agent, in its reasonable credit judgment) or (iii) 50.00% of Eligible Inventory, plus (d)  the lesser of (i) $40,000,000, or (ii) 100.00% of the fair market value of Eligible Cash Collateral, and less, in each case, such reserves as Agent in its reasonable credit judgment may elect to establish. 'Dilution Reserve' means, as of any date of determination, a reserve for the amount by which the total dilution of Accounts exceeds five percent (5%); with dilution referring to all actual and potential offsets to an Account, including, without limitation, customer payment and/or volume discounts, write-offs, credit memoranda, returns and allowances, and billing errors. The Dilution Reserve shall be adjusted after each field examination audit of the Collateral conducted by Agent or any authorized representative designated by Agent."

        SECTION 2.02 Deletion of the Definition of "Eligible Field Spare Parts" contained in Section 2.1(D) of the Loan Agreement. Effective as of the Effective Date, the definition of "Eligible Field Spare Parts" contained in Section 2.1(D) of the Loan Agreement is hereby deleted in its entirety.

        SECTION 2.03 Amendment to Section 2.1(H)(1) of the Loan Agreement. Effective as of the Effective Date, the reference to "$20,000,000.00" contained in Section 2.1(H)(1) of the Loan Agreement is hereby deleted and "$30,000,000" is substituted in lieu thereof.

        SECTION 2.04 Amendment to Section 2.3(B) of the Loan Agreement. Effective as of the Effective Date, Section 2.3(B) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "(B) Letter of Credit Fees. Borrower shall pay to Agent a fee with respect to the Lender Letters of Credit (i) for the benefit of all Lenders with a Revolving Loan Commitment (based on their respective Pro Rata Share) (a) in the amount equal to (x) the portion of the average daily amount of Letter of Credit Liability outstanding during such month equal to or less than the average daily amount of Eligible Cash Collateral (valued at fair market value) during such month, multiplied by (y) one percent (1.00%) per annum, and (b) in the amount equal to (x) the portion of the average daily amount of Letter of Credit Liability outstanding during such month in excess of the average daily amount of Eligible Cash Collateral (valued at fair market value) during such month, multiplied by (y) the per annum percentage equal to the LIBOR Margin at such time in effect, and (ii) for the account of Agent a fronting fee for each Letter of Credit issued or obtained by Agent from the date of issuance to the date of termination equal to the average daily amount of Letter of Credit Liability with respect to such Letters of Credit outstanding during such month multiplied by twenty-five one hundredths of one percent (0.25%) per annum. Such fees will be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and will be payable monthly in arrears on the first (1st) day of each month. Borrower shall also reimburse Agent for any and all fees and expenses, if any, paid by Agent or any Lender to the issuer of any Bank Letter of Credit."

        SECTION 2.05 References to "Borrower" in the Loan Agreement. Effective as of the Effective Date, all references in the Loan Agreement to "Borrower" shall be deemed to include references to the Additional Borrower.

        SECTION 2.06 Addition of Section 10.19 to the Loan Agreement; "Joint and Several Liability; Rights of Contribution". Effective as of the Effective Date, a new Section 10.19 is added to the Loan Agreement to read in its entirety as follows:

          "10.19 Joint and Several Liability; Rights of Contribution.

          (A)  Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single organizational entity and that this Agreement reflects the establishment of credit facilities which would not otherwise be available to such Borrower if each Borrower were not jointly and severally liable for payment of all of the Obligations; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Agent and Lenders hereunder and a desire of the Borrowers that each Borrower execute and deliver to Agent and the Lenders this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

          (B)  Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to Agent and the Lenders for the full and prompt payment of the Obligations and the performance by each Borrower of its obligations hereunder in accordance with the terms hereof; (ii) agrees to fully and promptly perform all of its Obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Agent and the Lenders on demand for and against any loss incurred by Agent or the Lenders as a result of any of the obligations of any one or more of the Borrowers being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Agent or the Lenders or any Person, the amount of such loss being the amount which Agent or the Lenders would otherwise have been entitled to recover from any one or more of the Borrowers.

          (C)  It is the intent of each Borrower that the indebtedness, obligations and liability hereunder of either Borrower not be subject to challenge on any basis, including, without limitation, pursuant to any applicable fraudulent conveyance or fraudulent transfer laws. Accordingly, as of the date hereof, the liability of each Borrower under this Section 10.19, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer or conveyance is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing Indebtedness as the same become absolute and matured ('Dated Liabilities') is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ('Dated Assets'). To this end, each Borrower under this Section 10.19, (i) grants to and recognizes in each other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be, (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from each of the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this Section 10.19. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this Section 10.19 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder. In addition to and not in limitation of the foregoing provisions of this Section 10.19, the Borrowers and Lender hereby agree and acknowledge that it is the intent of each Borrower and of Lender that the obligations of each Borrower hereunder be in all respects in compliance with, and not be voidable pursuant to, applicable fraudulent conveyance and fraudulent transfer laws."

        SECTION 2.07 Addition of Section 10.20 to the Loan Agreement; "Structure of Credit Facility". Effective as of the Effective Date, a new Section 10.20 is added to the Loan Agreement to read in its entirety as follows:

          "10.20 Structure of Credit Facility. Each Borrower agrees and acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information presently known to Lenders regarding each Borrower, the organizational structure of Borrowers, and the present financial condition of each Borrower. Each Borrower hereby agrees that Agent, on behalf of Lenders, shall have the right, in its sole discretion, to require that any or all of the following changes be made to these credit facilities: (i) establish a separate 'borrowing base' for each Borrower, (ii) advance a Revolving Advance specifically to a specific Borrower, based on such Borrower's availability under its own 'borrowing base', (iii) restrict loans and advances between Borrowers, (iv) establish separate lockbox and dominion accounts for each Borrower, and (v) establish such other procedures as shall be reasonably deemed by Agent to be useful in tracking where Loans are made under this Agreement and the source of payments received by Agent or any Lender on such Loans."

        SECTION 2.08 Addition of Section 10.21 to the Loan Agreement; "The Term 'Borrower' or 'Borrowers. "' Effective as of the Effective Date, a new Section 10.21 is added to the Loan Agreement to read in its entirety as follows:

          "10.21 The Term 'Borrower' or 'Borrowers'. All references to 'Borrower' or 'Borrowers' herein shall refer to and include each of the Original Borrower and the Additional Borrower separately and all representations contained herein shall be deemed to be separately made by each of them, and each of the covenants, agreements and obligations set forth herein shall be deemed to be the joint and several covenants, agreements and obligations of them (except as otherwise specifically provided herein). Any notice, request, consent, report or other information or agreement delivered to Agent or any Lender by any Borrower shall be deemed to be ratified by, consented to and also delivered by the other Borrower. Each Borrower recognizes and agrees that each covenant and agreement of 'Borrower' or 'Borrowers' under this Agreement and the other Loan Documents shall create a joint and several obligation of the Borrowers, which may be enforced against Borrowers, jointly, or against each Borrower separately. Without limiting the terms of this Agreement and the other Loan Documents, Liens granted under this Agreement and other Loan Documents in properties, interests, assets and collateral shall extend to the properties, interests, assets and collateral of each Borrower. Similarly, the term 'Obligations' shall include, without limitation, all obligations, liabilities and indebtedness of such Persons, or any one of them, to Agent or Lenders, whether such obligations, liabilities and indebtedness shall be joint, several, joint and several or individual."

        SECTION 2.09 Amendment to Section 11.1 of the Loan Agreement; Addition of Certain Definitions. Effective as of the Effective Date, Section 11.1 of the Loan Agreement is hereby amended by adding the following new definitions thereto, to be inserted in their proper alphabetical order:

          "'Additional Borrower'—BTI Technologies, L.P., a Texas limited partnership.

          'BTJ Sale'—has the same meaning as in the Fourth Amendment.

          'Eligible Cash Collateral'—shall mean such cash of Borrower and such short-term liquid investments of Borrower as are acceptable to Agent to the extent that Agent, for the benefit of Lenders, has a first priority perfected Lien in such cash and such liquid investments, such Lien to be perfected in such a manner and pursuant to such documentation as shall be satisfactory to Agent in its sole discretion.

          'Fourth Amendment'—that certain Fourth Amendment to Loan and Security Agreement executed by Original Borrower, Additional Borrower, Agent and Lenders.

          'Original Borrower'—BancTec, Inc., a Delaware corporation."

        SECTION 2.10 Amendment to Section 11.1 of the Loan Agreement; Deletion of Definition of "Real Property Advance Amount". Effective as of the Effective Date, Section 11.1 of the Loan Agreement is hereby amended by deleting therefrom the definition of "Real Property Advance Amount."

        SECTION 2.11 Amendment to Exhibit C. Effective as of the Effective Date, Exhibit C to the Loan Agreement (Form of Revolving Note) is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

        SECTION 2.12 Amendment to Schedule 4.1B. Effective as of the Effective Date, Schedule 4.1B to the Loan Agreement (Capitalization) is hereby deleted in its entirety and replaced with Schedule 4.1B attached hereto.

        SECTION 2.13 Amendment to Schedule 4.6. Effective as of the Effective Date, Schedule 4.6 to the Loan Agreement (Names and Locations) is hereby deleted in its entirety and replaced with Schedule 4.6 attached hereto.

        SECTION 2.14 Amendment to Schedule 7.11. Effective as of the Effective Date, Schedule 7.11 to the Loan Agreement (Subsidiaries) is hereby deleted in its entirety and replaced with Schedule 7.11 attached hereto.

        SECTION 2.15 Grant by Additional Borrower of Security Interest in Collateral. Additional Borrower hereby agrees that by becoming a party to the Loan Agreement, it is subject to all the provisions of the Loan Agreement, including, without limitation, the grant to Agent, on behalf of Lenders, of a continuing security interest, lien and mortgage in and to all right, title and interest of Additional Borrower in all of Additional Borrower's personal and real property, whether now owned or existing or hereafter acquired or arising and regardless of where located, as specified in Section 2.7 of the Loan Agreement. In accordance therewith and in order to secure the prompt payment and performance of the Obligations, Additional Borrower hereby grants to Agent, on behalf of Lenders, a continuing security interest, lien, and mortgage in and to all of Additional Borrower's personal and real property, whether now owned or existing or hereafter acquired or arising and regardless of where located, including, without limitation, (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation; (B) Inventory; (C) general intangibles (as defined in the UCC); (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Equipment; (H) Mortgaged Property; (I) investment property (as defined in the UCC) including, without limitation, all securities (certificated and uncertificated) security accounts, security entitlements, commodity contracts and commodity accounts; (J) Intellectual Property; (K) all deposit accounts of Additional Borrower maintained with any bank or financial institution; (L) all cash and other monies and property of Additional Borrower in the possession or under the control of Agent, any Lender or any participant; (M) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (N) proceeds and products of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property; provided, however, the grant by Additional Borrower to Agent, on behalf of the Lenders, of a continuing security interest, lien, and mortgage in and to all right, title and interest of Additional Borrower in all of Additional Borrower's personal and real property is subject to the conditions and limitations set forth in the last two sentences of Section 2.7 of the Loan Agreement.

        SECTION 2.16 Restrictions on Transactions between the Original Borrower and the Additional Borrower and the Original Borrower or Additional Borrower and Newco. Notwithstanding anything to the contrary in the Loan Agreement and in addition to other restrictions, covenants and agreements contained in the Loan Agreement, effective immediately, each Borrower, Agent and the Lender hereby agree as follows:

          (a)   Unless otherwise consented to in writing by Agent, requests for Loans shall be made by Original Borrower and the proceeds of Loans shall be disbursed directly to Original Borrower; and

          (b)   Unless otherwise consented to in writing by Agent, Original Borrower shall not:

            (i)    make any Loans or advances of money to the Additional Borrower or Newco;

            (ii)   inject any additional capital into Additional Borrower or Newco;

            (iii)  enter into any transaction with the Additional Borrower, except (A) as part of the Proposed Transaction or (B) in the ordinary course of and pursuant to the reasonable requirements of Original Borrower's business and upon terms which are fully disclosed to Agent and are no less favorable to Original Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate of Original Borrower;

            (iv)  enter into any transaction with Newco except (A) as part of the Proposed Transaction or (B) distributions by Newco to Original Borrower to the extent permitted by Section 7.5 of the Loan Agreement;

            (v)   guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of Additional Borrower or Newco, other than the Obligations, and other than recourse Indebtedness of Additional Borrower for which Borrower, as the sole general partner of Additional Borrower, is obligated as a matter of law, and other than in connection with the Proposed Transaction; or

            (vi)  transfer any assets to Additional Borrower, except (A) the Additional Borrower Contribution Property and (B) as permitted by (b)(iii) above; and

          (c)   Unless otherwise consented to in writing by Agent, Additional Borrower shall not:

            (i)    make any Loans or advances of money to Newco;

            (ii)   enter into any transaction with Newco other than as part of the Proposed Transaction;

            (iii)  guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the indebtedness of Newco; or

            (iv)  transfer any assets to Newco other than distributions by Additional Borrower to Newco to the extent permitted by Section 7.5 of the Loan Agreement.

        SECTION 2.17 Addition of New Section 7.16 to the Loan Agreement. Effective as of the Effective Date, a new Section 7.16 is added to the Loan Agreement to read in its entirety as follows:

          "7.16 Minimum Availability. Permit the Availability on any day during the period beginning on the first date upon which the Borrower makes any prepayment on the Senior Subordinated Note from the cash proceeds of the BTJ Sale and continuing through the forty-fifth (45th) day after such date to at any time be less than $7,500,000."

        SECTION 2.18 References to "Guarantor". Effective as of the Effective Date, all references in the Loan Agreement to "Guarantor" shall be deemed to also be references to BancTec Upper-Tier Holding, LLC and to BancTec Intermediate Holding, Inc.

ARTICLE III.
CONDITIONS PRECEDENT

        SECTION 3.01 Condition to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner and pursuant to documentation satisfactory to Agent:

          (a)   The Agent shall have received all of the following, each in form and substance satisfactory to Agent: (i) this Amendment, duly executed by the Original Borrower, the Additional Borrower, the Agent, and the Lenders, (ii) a certificate of the Secretary of each Borrower acknowledging (A) that each Borrower's board of directors has adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by each Borrower of this Amendment, and all other Loan Documents to which each Borrower is or is to be a party and (B) the names of the officers of each Borrower authorized to sign this Amendment and each of the other Loan Documents to which each Borrower is or is to be a party hereunder (including the certificates contemplated herein), together with specimen signatures of such officers, (iii) a guaranty from Newco guaranteeing payment of the Obligations, (iv) security agreements from Newco whereby Newco grants Agent, for the benefit of Lenders, a first priority Lien in all assets of Newco, including without limitation, a first priority Lien in the partnership interest of Newco in Additional Borrower, (v) an amended and restated pledge agreement from Original Borrower, whereby Original Borrower grants Agent, for the benefit of Lenders, a perfected first priority Lien in Original Borrower's partnership interest in Additional Borrower and capital stock in Newco, which Lien shall be in addition to the Lien in the capital stock or equivalent ownership interest of Original Borrower in each of its Subsidiaries previously granted by Original Borrower to Agent, (vi) if specifically requested by Agent,a security agreement from Additional Borrower covering the Intellectual Property of Additional Borrower, in a form materially the same as such other intellectual property security agreements previously executed by Original Borrower, whereby Additional Borrower grants Agent, for the benefit of Lenders, a perfected first priority Lien in all currently or hereafter owned Intellectual Property of Additional Borrower, (vii) a Revolving Note in the form of Exhibit C attached hereto, duly executed by each Borrower, (viii) satisfactory evidence of the organization and good standing of Additional Borrower and Newco, (ix) a legal opinion from counsel to Borrower, covering the execution of this Amendment and the other Loan Documents executed in connection with this Amendment, the transactions contemplated hereby, and the existence and good standing of Newco and Additional Borrower, (x) the Consent and Ratification attached hereto, duly executed by each existing Guarantor and by WCAS, and (xi) such additional documents, instruments and information as the Agent may reasonably request;

          (b)   The representations and warranties contained herein and in the Loan Agreement and the Loan Documents, as each is amended hereby, shall be true and correct in all material respects as of the date hereof, as if made on the date hereof (except insofar as such representations and warranties relate expressly to an earlier date);

          (c)   After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and

          (d)   All corporate and partnership and limited liability company proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto, shall be satisfactory to the Agent.

ARTICLE IV.
CONSENT TO PROPOSED TRANSACTION

        SECTION 4.01 Consent. Subject to the satisfaction of the conditions precedent specified in Article III of this Amendment and the other terms, conditions, and provisions of this Amendment, each of Agent and Lenders hereby consents to the consummation of the Proposed Transaction; provided, however, that in addition to the satisfaction of the conditions precedent specified above in Article III, the consent of Agent and Lenders to the BTJ Sale, the transfer and license by Original Borrower to Additional Borrower of the Additional Borrower Contribution Property and the Additional Borrower's execution of and performance under the Additional Borrower Ancillary Agreements (collectively, the "Japanese Subsidiary Transactions") is further subject to the satisfaction of the following conditions precedent in a manner and pursuant to documentation satisfactory to Agent:

          (a)   Receipt by Agent of evidence satisfactory to Agent that the Japanese Subsidiary Transactions have been consummated consistent with the description of the Japanese Subsidiary Transactions contained in the Recitals to this Amendment, and Agent shall have received copies of all documents, agreements and materials executed or issued in connection with the Japanese Subsidiary Transactions, including, without limitation, the Purchase Agreement, all documents by which the Additional Borrower Contribution Property is transferred or licensed to Additional Borrower by Original Borrower, and the Additional Borrower Ancillary Agreements, all of which documents, certificates and materials shall be in form and substance satisfactory to Agent;

          (b)   A legal opinion from counsel to Borrower covering the Japanese Subsidiary Transactions;

          (c)   The representations and warranties contained herein and in the Loan Agreement and the Loan Documents, as each is amended hereby, shall be true and correct in all material respects as of the date of consummation of the Japanese Subsidiary Transactions, as if made on such date (except insofar as such representations and warranties relate expressly to an earlier date);

          (d)   No Default or Event of Default shall have occurred and be continuing; and

          (e)   All corporate and partnership and limited liability company proceedings taken in connection with the Japanese Subsidiary Transactions and all documents, instruments and other legal matters incident thereto, shall be satisfactory to the Agent.

        SECTION 4.02 Limited Nature of Consent. Consummation of the Proposed Transaction in accordance with the terms, provisions and conditions of this Amendment shall not constitute a Default or Event of Default under the Loan Agreement or any other Loan Document. The foregoing consent described in this Article IV is strictly limited to the Proposed Transaction as described and limited by this Amendment and, except as otherwise specifically provided for in this Amendment, nothing contained herein shall be construed as a waiver by Agent or any Lender of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment, or any of other contract or instrument between each Borrower and Agent and/or any Lender or as a consent by Agent or any Lender to any other transaction involving Borrower or any Affiliate of Borrower. In addition, the failure of Agent or any Lender at any time or times hereafter to require strict performance by each Borrower of any provision thereof shall not waive, affect or diminish any right of Agent or any Lender to thereafter demand strict compliance therewith. The Agent and each Lender hereby reserves all rights granted under the Loan Agreement, the other Loan Documents, this Amendment and any other contract or instrument between any Borrower and Agent and/or any Lender.

ARTICLE V.
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

        SECTION 5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Agent and Lenders agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

        SECTION 5.02 Representations and Warranties. Each Borrower hereby represents and warrants to Agent and Lenders that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate and partnership action on the part of each Borrower and will not violate the Certificate of Incorporation or Bylaws of Original Borrower or the Certificate of Limited Partnership or limited partnership agreement of Additional Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Event of Default or Default under the Loan Agreement has occurred and is continuing, unless such Event of Default or Default has been, or by the terms of this Amendment is, specifically waived in writing by Lenders; (d) until the effective date of the Blocked Account Control Agreement entered into as of November 27, 2002, to be effective as of January 1, 2003, by and among BTC International Holdings, Inc., Agent and JPMorgan Chase Bank, the proceeds of the BTJ Sale deposited into Deposit Account No. 323414192 maintained at JPMorgan Chase Bank will be the only amounts deposited into such account and no Borrower, nor any Affiliate of any Borrower will make any other deposits to such account before such effective date and (e) each Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby.

ARTICLE VI.
MISCELLANEOUS PROVISIONS

        SECTION 6.01 Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender nor any closing shall affect the representations and warranties or the right of Agent or any Lender to rely upon them.

        SECTION 6.02 Reference to Loan Agreement. Each of the Loan Documents, including the Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

        SECTION 6.03 Expenses of Agent. As provided in the Loan Agreement, each Borrower agrees to promptly pay all fees, costs and expenses incurred by Agent (including attorneys' fees and expenses, the allocated cash of Agent's internal legal staff and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the review, negotiation, preparation, documentation and execution of this Amendment.

        SECTION 6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        SECTION 6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent and Lenders and each Borrower and their respective successors and assigns, except no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders.

        SECTION 6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

        SECTION 6.07 Effect of Waiver. No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

        SECTION 6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        SECTION 6.09 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

        SECTION 6.10 FINAL AGREEMENT. THE LOAN DOCUMENTS, AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EACH BORROWER, LENDERS AND AGENT.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the Effective Date.

BANCTEC, INC.
By:
Name:	Brian R. Stone
Title:	Chief Financial Officer
BTI TECHNOLOGIES, L.P.
By: BANCTEC, INC., its General Partner
By:
	Name:	Brian R. Stone
	Title:	Chief Financial Officer
HELLER FINANCIAL, INC., as Agent and Sole Lender
By:
Name:
Title:

CONSENT AND RATIFICATION

        Each of the undersigned hereby consents to the terms of the within and foregoing Amendment, confirms and ratifies the terms of its guaranty agreement relating to the Obligations and of each Loan Document it has executed in connection with the Obligations (collectively, the "Loan Documents"), agrees that each of the Loan Documents to which it is a party shall hereafter be deemed to cover the Obligations of Additional Borrower as well as of Original Borrower, and acknowledges that the Loan Documents to which it is a party are in full force and effect and ratifies the same, that it has no defense, counterclaim, set-off or any other claim to diminish its liability under such Loan Documents, that its consent is not required to the effectiveness of the within and foregoing Amendment, and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loans, the collateral securing the Obligations, or any of the other Loan Documents.

WELSH, CARSON, ANDERSON & STOWE VIII, L.P., a Delaware limited partnership
By:	WCAS VIII ASSOCIATES, L.L.C., its General Partner
By:
Name:
Title:
BTC INTERNATIONAL HOLDINGS, INC.
By:
Name:	Brian R. Stone
Title:	Chief Financial Officer
BANCTEC (PUERTO RICO), INC.
By:
Name:
Title:
BANCTEC UPPER-TIER HOLDING, LLC
By:
Name:
Title:
BANCTEC INTERMEDIATE HOLDING, INC.
By:
Name:
Title:

SCHEDULE I

Original Borrower Transfer Agreements

1.
Property Transfer Agreement, dated November 27, 2002, executed by Original Borrower, in favor of Additional Borrower.

2.
Hardware Agreement, dated November 27, 2002, executed by Original Borrower and Additional Borrower.

3.
Master Know-How Agreement, dated November 27, 2002, executed by Original Borrower and Additional Borrower.

4.
Trademark License Agreement, dated November 27, 2002, executed by Original Borrower and Additional Borrower.

5.
Software Agreement, dated November 27, 2002, executed by Original Borrower and Additional Borrower.

SCHEDULE II

Additional Borrower Ancillary Agreements

1.
Master Know-How Agreement, dated November 27, 2002, executed by Additional Borrower and BTJ.

2.
Software Reseller Agreement, dated November 27, 2002, executed by Additional Borrower and BTJ.

3.
Agreement for Purchase of Spare Parts Products, dated November 27, 2002, executed by Additional Borrower and BTJ.

4.
Trademark License Agreement, dated November 27, 2002, executed by Additional Borrower and BTJ.

QuickLinks

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS
AGREEMENT ARTICLE I. DEFINITIONS
ARTICLE II. AMENDMENT
ARTICLE III. CONDITIONS PRECEDENT
ARTICLE IV. CONSENT TO PROPOSED TRANSACTION
ARTICLE V. RATIFICATIONS, REPRESENTATIONS AND WARRANTIES
ARTICLE VI. MISCELLANEOUS PROVISIONS
CONSENT AND RATIFICATION
SCHEDULE I Original Borrower Transfer Agreements
SCHEDULE II Additional Borrower Ancillary Agreements